Exhibit 10.1

NOTE PURCHASE AGREEMENT

DATED MARCH 31, 2026

AMONG

KNOREX LTD.,

AND

THE PURCHASERS PARTY HERETO

TABLE OF CONTENTS

1.	Definitions and Related Matters.		1
	1.1	Definitions.	1
	1.2	Accounting Principles.	5
	1.3	Other Interpretive Matters.	6
2.	Authorization and Closing.		6
	2.1	The Notes.	6
	2.2	Purchase and Sale of the Notes.	6
	2.3	The Closing.	6
	2.4	Additional Notes.	6
3.	Conditions of each Purchaser’s Obligation at the Closing.		7
	3.1	Representations, Warranties and Covenants; No Event of Default	7
	3.2	Closing Fees and Expenses.	7
	3.3	Proceedings.	7
	3.4	Due Diligence; No Adverse Change or Events.	7
	3.5	Modifications to Existing Funded Debt.	7
	3.6	Closing Documents of the Company.	7
	3.7	Compliance with Applicable Laws.	8
	3.8	No Material Adverse Effect.	8
	3.9	Waiver.	8
4.	Representations and Warranties of the Company.		8
	4.1	Due Organization and Qualification.	8
	4.2	No Conflicts.	8
	4.3	Due Authorization; Enforceability.	8
	4.4	Litigation.	9
	4.5	Financial Statements.	9
	4.6	Taxes.	9
	4.7	Indebtedness	9
	4.8	Compliance with Laws; Consents; Governmental Approvals.	9
	4.9	No Default	9
	4.10	No Brokers.	9
5.	Representations and Warranties of the Purchasers.		9
	5.1	Due Organization and Qualification.	9
	5.2	Due Authorization; Enforceability.	10
	5.3	Accredited Investor.	10
	5.4	Investment Intent.	10
6.	Affirmative Covenants.		10
	6.1	Reports, Certificates and Other Information.	10
	6.2	Minimum Cash.	10
	6.3	Taxes; Copies of Returns.	10
	6.4	Maintenance of Existence; Compliance with Laws; Licenses.	10
	6.5	Use of Proceeds.	11
7.	Negative Covenants.		11
	7.1	Merger, Reorganization or Acquisition.	11
	7.2	Sale of Assets.	11
	7.3	Encumbrances.	11
	7.4	Incurrence of Debt; Payment and Modifications of Debt.	11
	7.5	Affiliate Transactions.	11
	7.6	Company Distributions.	11
	7.7	Modification to Certain Documents.	11

8.	Redemption.		12
	8.1	Scheduled Payments.	12
	8.2	Optional Redemption.	12
	8.3	Mandatory Redemption.	12
9.	Transfer of Restricted Securities.		12
	9.1	General Provisions.	12
	9.2	Information Requests.	12
	9.3	Legend Removal.	12
10.	Events of Default.		13
11.	Miscellaneous.		14
	11.1	Expenses.	14
	11.2	Remedies.	15
	11.3	Purchaser’s Investment Representations.	15
	11.4	Amendments and Waivers.	15
	11.5	Survival of Agreement.	16
	11.6	No Setoffs, etc.	16
	11.7	Successors and Assigns.	16
	11.8	Severability.	16
	11.9	Counterparts; Electronic Signatures.	16
	11.10	Descriptive Headings.	17
	11.11	Governing Law.	17
	11.12	Notices.	17
	11.13	Construction.	18
	11.14	Complete Agreement.	18
	11.15	Indemnification.	18
	11.16	Payment Set Aside.	18
	11.17	Jurisdiction and Venue; Process Agent.	19
	11.18	Waiver of Right to Jury Trial.	19
	11.19	Several Liability of Purchasers.	19

Schedule 2.1	Purchasers
Schedule 4.7	Debt
Exhibit A	Form of Note

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of March 31, 2026, among KNOREX LTD., an exempted company incorporated in the Cayman Islands (the “Company”), TQ MASTER FUND LP, a limited partnership organized under the laws of the Cayman Islands (“TQ Master Fund”), NORTH COMMERCE PARKWAY CAPITAL LP, a Delaware limited partnership (“North Commerce”; and together with TQ Master Fund, the “Purchasers” and each individually a “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, senior unsecured promissory notes in the aggregate principal amount of Three Million Dollars ($3,000,000) (collectively, the “Notes” and each, a “Note”), on the terms and conditions set forth herein;

WHEREAS, the Notes will be issued at an original issue discount of ten percent (10%), such that the aggregate purchase price for the Notes shall be Two Million Seven Hundred Thousand Dollars ($2,700,000);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions and Related Matters.

1.1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests, by contract or otherwise.

“Company” has the meaning given thereto in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or public holiday under the Laws of the State of New York or any other day on which banking institutions are authorized or obligated to close in New York, New York.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Company (or other securities convertible into such voting interests) representing 40% or more of the combined voting power of all voting interests of the Company or (b) during any period of up to twelve consecutive months, the majority of seats (other than vacant seats) on the board of directors of the Company cease to be occupied by persons who either (i) were members of the board of directors of the Company at the beginning of the twelve consecutive month period or (ii) were nominated for election by the board of directors of the Company, a majority of whom are directors at the beginning of such period or whose election or nomination for election was previously approved by a majority of such directors.

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“Closing Date” means the date on which the Notes are issued.

“Constituent Documents” means, with respect to any Person, the memorandum and articles of association, charter, articles of organization, articles of incorporation, certificate of incorporation, bylaws, operating agreement, limited liability company agreement or similar document.

“Default” means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

“Default Rate” means eighteen percent (18%) per annum.

“Distributions” means, with respect to any Person, (i) any dividend or other distribution, whether in cash, in kind, or otherwise, on account of or with respect to, or (ii) the application of any funds, property or assets to the purchase, redemption or other retirement of, such Person’s Equity Interests or any warrants, options or other rights with respect to such Person’s Equity Interests.

“Equity Financing” means any equity line of credit or similar committed equity facility incurred by the Company.

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, and all rights and privileges incident thereto.

“Equity Issuance” means any bona fide sale of the Company’s Equity Interests, including but not limited to a public offering under the Securities Act or pursuant to any customary private placement exemption from registration under the Securities Act.

“Facility #1” means those certain convertible notes held by certain shareholders of the Company, with an aggregate outstanding amount as of February 28, 2026, of US$2,401,492 scheduled to mature on October 9, 2026, identified on Schedule 4.7 hereto.

“Facility #2(a)” means that certain amortizing term loan provided by United Overseas Bank Limited, with an aggregate outstanding amount as of February 28, 2026, of US$169,109 scheduled to mature in May 2026, identified on Schedule 4.7 hereto.

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“Facility #2(b)” means that certain amortizing term loan provided by DBS Bank Limited, with an aggregate outstanding amount as of February 28, 2026, of US$37,368 to mature in February 2028, identified on Schedule 4.7 hereto.

“Facility #3” means those certain shareholder loans held by certain shareholders of the Company, with an aggregate outstanding principal amount as of February 28, 2026, of US$6,061,102 million, scheduled to mature on October 9, 2026, identified on Schedule 4.7 hereto.

“Facility #4” means those certain loans from members of Company management, with an aggregate outstanding principal amount as of February 28, 2026, of US$90,114, scheduled to mature on October 9, 2026, identified on Schedule 4.7 hereto.

“Facility #5” means those certain loans from members of Company management and shareholders of the Company, with an aggregate outstanding principal amount as of February 28, 2026, of US$$513,758 maturing from March 2026 to October 2026, identified on Schedule 4.7 hereto.

“Financial Statements” means (a) as of the Closing Date, the consolidated financial statements of the Company and its Subsidiaries for the period ending June 30, 2025 and (b) thereafter, the financial statements of Company and its Subsidiaries most recently delivered pursuant to Section 6.1(i) or Section 6.1(ii), as applicable.

“Funded Debt” means at any date, with respect to any Person, all of the following obligations (without duplication) of such Person as of such date: (a) all obligations for borrowed money and (b) all obligations evidenced by bonds (which, for the avoidance of doubt, shall not include surety bonds), debentures, notes or other similar instruments.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” shall mean the federal government of the United States, the government of Singapore, the government of the Cayman Islands; the government of any other country that is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgments are enforceable by or within the territory of any of the foregoing.

“Interest Rate” means twelve percent (12%) per annum.

“Investment Documents” means this Agreement and the Notes.

“Laws” means all ordinances, statutes, rules, regulations, order, injunctions, writs or decrees of any Governmental Authority. Any of the foregoing may sometimes be referred to as a “Law”.

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“Liens” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Material Adverse Effect” means, when referring to the taking of an action or the omission to take an action, that such action, if taken, or omission, would have a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform any of the payment obligations under any Investment Document and (iii) the legality, validity, binding effect or enforceability against the Company of any Investment Document.

“Maturity Date” means July 1, 2026; provided that the Maturity Date may be extended by one (1) additional three (3) month period, as determined in the sole discretion of the Purchasers so long as the Company shall have amended the then outstanding components of Facility #1, Facility #3, Facility #4 and Facility #5 to extend the maturity date thereof to a date satisfactory to the Required Purchasers in their sole discretion.

“Minimum Cash” means unrestricted cash and cash equivalents of not less than Seven Hundred Fifty Thousand Dollars ($750,000).

“Notes” and “Note” has the meaning set forth in the Recitals.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees, all prepayment premiums, and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of the Company to the Purchasers or any indemnified party, individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case, that arises or is incurred under this Agreement or any of the other Investment Documents.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

“Principal” means the principal amount of the Notes.

“Purchaser” has the meaning given thereto in the Preamble and includes each of the Purchasers as set forth on Schedule 2.1.

“Qualified Financing” means any third-party debt financing or other similar debt arrangement, which (i) results in gross cash proceeds to the Company of at least $1,000,000, (ii) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Maturity Date, (iii) is unsecured and (iv) is subordinated in right of payment to the Obligations pursuant to a subordination agreement, in form and substance satisfactory to the Required Purchasers.

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“Recipient” means each Purchaser, as applicable.

“Required Purchasers” means, as of any date of determination, (i) if there are two or less than two Holders, 100% of the Holders, and (ii) if there are three or more Holders, the holders of more than 66.66% of the outstanding Principal of the Notes then outstanding.

“Restricted Securities” means the Notes issued hereunder. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered, under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(b)(1) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 11.3 have been delivered by the Company in accordance with Section 11.3. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 11.3.

“SEC” means the Securities and Exchange Commission or any other Governmental Authority succeeding to any of the principal functions thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Equity Interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Company.

“Tax” or “Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, withholdings, or other similar fees or charges imposed by any Governmental Authority and any and all liabilities (including interest, penalties, and additions to taxes) with respect to the foregoing.

1.2 Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied.

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1.3 Other Interpretive Matters. In each of the Investment Documents, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by such Investment Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended, modified or restated and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof); (iv) reference to any applicable law, statute, rule or regulation means such applicable law, statute, rule or regulation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law, statute, rule or regulation shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (v) reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto; (vi) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (viii) relative to the determining of any period of time, “from” means “from and including” and “to” and “through” mean “to and including” and (ix) “or”, “either” and “any” are not exclusive.

2. Authorization and Closing.

2.1 The Notes. The Company authorizes the issuance and sale to the Purchasers, severally and not jointly, of its Notes in an aggregate principal amount of $3,000,000 and containing the terms and conditions and in the form set forth in Exhibit A attached hereto.

2.2 Purchase and Sale of the Notes. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company, one or more Notes in the aggregate principal amount set forth opposite such Purchaser’s name on Schedule 2.2 at a price equal to the price set forth opposite such Purchaser’s name on Schedule 2.2.

2.3 The Closing. The closing of the issuance and sale of the Notes (the “Closing”) shall take place remotely via exchange of documents and signatures on March 31, 2026, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers (the “Closing Date”), subject to the terms and conditions set forth in Section 3.

2.4 Additional Notes. The Company shall have the option, exercisable at any time following the effectiveness of the Company’s F-1 registration statement filed with the SEC, to issue and sell to the Purchasers (or their designees) additional Notes in the aggregate principal amount of One Million Dollars ($1,000,000) for an aggregate purchase price of Nine Hundred Thousand Dollars ($900,000) (reflecting a 10% original issue discount), on the same terms and conditions as set forth in this Agreement. The Additional Notes shall mature on the then-current Maturity Date of the Notes issued on the Closing Date.

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3. Conditions of each Purchaser’s Obligation at the Closing. The obligation of each Purchaser to purchase and pay for the Notes by paying the “Purchase Price” set forth opposite such Purchaser’s name on Schedule 2.1, by wire transfer of immediately available funds to an account designated by the Company, is subject to the fulfillment as of the Closing Date of the following conditions to each Purchaser’s satisfaction in its sole discretion.

3.1 Representations, Warranties and Covenants; No Event of Default. The representations and warranties contained in Section 4 hereof shall be true, complete and correct in all material respects at and as of the Closing Date and there shall not exist any Default or Event of Default.

3.2 Closing Fees and Expenses. On or before the Closing Date, the Company shall have paid all documented fees, costs and expenses due and payable to each Purchaser under this Agreement and the other Investment Documents.

3.3 Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated by this Agreement must be consummated at or prior to the Closing and all documents incidental thereto must be reasonably satisfactory in form and substance to each Purchaser and their respective counsel.

3.4 Due Diligence; No Adverse Change or Events. The initial Purchasers shall have completed their due diligence investigations of the Company, and the results thereof shall be satisfactory to each Purchaser in its reasonable discretion.

3.5 Modifications to Existing Funded Debt. The Company shall have amended Facility #3 and Facility #4 to (i) extend the maturity date of the loans thereunder to a date no earlier than October 9, 2026, or otherwise in a manner satisfactory to Purchasers or (ii) waive certain rights related thereto for Facility #4, in each case, as applicable and in a manner satisfactory to the Purchasers.

3.6 Closing Documents of the Company. The Company have delivered, or cause to be delivered, to each Purchaser or its counsel all of the following documents:

3.6.1 the Investment Documents, duly completed and executed by the Company;

3.6.2 certified copies of the resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Investment Documents, together with a customary incumbency certificate and certified copies of the Constituent Documents of the Company, each as in effect at the Closing Date and recently dated good standing certificates of the Company issued by its jurisdiction of formation (if available);

3.6.3 copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions under Investment Documents (if any);

3.6.4 evidence extending the maturity date of the loans thereunder to a date no earlier than October 9, 2026, or otherwise in a manner satisfactory to Purchasers with respect to Facility #3;

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3.6.5 evidence of the waiver of demand rights or extending the maturity date of the loans thereunder to a date no earlier than October 9, 2026, or otherwise in a manner satisfactory to Purchasers with respect to, as applicable, with respect to Facility #4;

3.6.6 evidence of payment of the obligations related to each of Facility #2(a), Facility #2(b), Facility #3 and Facility #5, in each case, in the amounts set forth in the column “Repaid with Proceeds of Bridge” in Schedule 4.7; and

3.6.7 such other documents as any Purchaser or its counsel may reasonably request.

3.7 Compliance with Applicable Laws. The purchase of the Notes by the Purchasers hereunder shall be permitted by the Laws of the jurisdictions to which each respective Purchaser is subject.

3.8 No Material Adverse Effect. Since December 31, 2025, there shall not have occurred any event or condition that has caused or could reasonably be expected to cause a Material Adverse Effect.

3.9 Waiver. Any condition specified in this Section may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

4. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Notes hereunder, the Company hereby represents and warrants to the Purchasers as of the Closing Date as follows:

4.1 Due Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign entity in the jurisdictions wherein any failure (individually or in the aggregate) to be so qualified could reasonably be expected to have a Material Adverse Effect.

4.2 No Conflicts. The making and performance of the Investment Documents will not (i) violate the Constituent Documents of the Company, (ii) violate any Laws, or (iii) result in a default under any contract, agreement, or instrument to which the Company is a party or by which the Company or any of its property is bound, in the case of (ii) and (iii), in any material respect.

4.3 Due Authorization; Enforceability. The Company has the power and authority to enter into and perform the Investment Documents and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Investment Documents. The Investment Documents are valid, binding, and enforceable in accordance with their respective terms, subject to the general principles of equity (regardless of whether such question is considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, moratorium, fraudulent or preferential conveyance and other similar Laws affecting generally the enforcement of creditors’ rights.

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4.4 Litigation. There is no pending or, to the Company’s knowledge, threatened order, notice, claim, litigation, proceeding or investigation against or affecting the Company or any of its Subsidiaries, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect.

4.5 Financial Statements. The Financial Statements have been prepared in all material respects in accordance with GAAP, in each case consistently applied (except, with respect to interim statements, for the absence of footnotes), and fully and fairly present in all material respects the financial condition of the Persons specified therein, at the dates thereof and the results of operations for the periods covered thereby.

4.6 Taxes. The Company and each of its Subsidiaries (i) has timely filed with the appropriate Governmental Authority all tax returns and other reports required by Law to be filed prior to the date hereof, (ii) has paid all Taxes, assessments, or other similar fees and charges prior to delinquency with respect to such tax returns, except any such Taxes which are being diligently contested in good faith by appropriate proceedings, and (iii) has made adequate provision in accordance with GAAP for the payment of all Taxes, assessments, or other similar fees and charges accruing but not yet due and payable. There is no controversy or objection pending, or to the knowledge of the Company, threatened in respect of any tax returns of the Company or any Subsidiary, that could reasonably be expected to result in a Material Adverse Effect.

4.7 Indebtedness. Except as set forth on Schedule 4.7, the Company has no Funded Debt outstanding.

4.8 Compliance with Laws; Consents; Governmental Approvals. The Company is in compliance in all material respects with all applicable Laws. Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Company in connection with the execution and delivery of the Investment Documents, or the undertaking or performance of any obligation thereunder, has been duly obtained or effected.

4.9 No Default. No Default or Event of Default exists or would result from the incurrence by the Company of its obligations hereunder or under the Notes.

4.10 No Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

5. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

5.1 Due Organization and Qualification. Each Purchaser is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

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5.2 Due Authorization; Enforceability. Each Purchaser has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement. The execution, delivery, and performance by each Purchaser of this Agreement have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by each Purchaser and constitutes the legal, valid, and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity.

5.3 Accredited Investor. Each Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.4 Investment Intent. Each Purchaser is acquiring its Note for its own account for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. No Purchaser is acting as an underwriter or placement agent of the Notes for onward distribution to any other party. Each Purchaser acknowledges that the Notes have not been registered under the Securities Act or any state securities laws and may not be transferred or sold except pursuant to the registration provisions of the Securities Act or an applicable exemption therefrom and subject to applicable state securities laws.

6. Affirmative Covenants. So long as any of the Notes remain outstanding and prior to the payment in full of all of the Obligations (other than contingent indemnification obligations for which no claim has been made):

6.1 Reports, Certificates and Other Information. The Company shall furnish to each Purchaser, promptly from time to time, such information concerning the Company as any Purchaser may reasonably request; provided that the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes “material non-public information” and to the extent that the Company files or furnishes information on the SEC’s edgar reporting system such information shall be deemed to be furnished to each Purchaser.

6.2 Minimum Cash. The Company shall maintain Minimum Cash at all times.

6.3 Taxes; Copies of Returns. The Company will pay, and will cause each Subsidiary to pay, when due and payable, all Taxes, assessments, or other similar fees and charges imposed upon it or on any of its property or which it is required to withhold or pay over, before the same shall become a Lien (other than a Permitted Lien), except where such amounts are being contested in good faith by appropriate proceedings and to the extent adequate reserves have been established in accordance with GAAP.

6.4 Maintenance of Existence; Compliance with Laws; Licenses. The Company will take all necessary steps to renew, keep in full force and effect, and preserve its existence, good standing, and franchises, and will comply in all material respects with all present and future Laws applicable to it.

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6.5 Use of Proceeds. The Company shall use the proceeds of the Notes solely for general corporate purposes, including the repayment of certain indebtedness incurred with respect to Facility #2(a), Facility #2(b), Facility #3 and Facility #5, in each case, in the amount set forth in the column “Repaid with Proceeds of Bridge” in Schedule 4.7.

7. Negative Covenants. So long as any of the Notes remain outstanding and prior to the payment in full of all of the Obligations (other than contingent indemnification obligations for which no claim has been made):

7.1 Merger, Reorganization or Acquisition. The Company shall not, and shall not permit its Subsidiaries to enter into any merger, acquisition, consolidation, reorganization or recapitalization.

7.2 Sale of Assets. The Company shall not, and shall not permit its Subsidiaries to sell, transfer, lease or otherwise dispose of all or any material part of its assets; provided, however, the Company and its Subsidiaries may in the ordinary course of business sell and replace damaged, obsolete or worn equipment with equipment of similar value and use.

7.3 Encumbrances. The Company shall not, and shall not permit its Subsidiaries to sell, mortgage, pledge, grant or permit to exist any Liens (other than customary statutory, governmental, judgement, supplier, purchase money and other technical Liens imposed in the ordinary course of business and not in connection with any Funded Debt) upon any of its assets of any kind, now owned or hereafter acquired.

7.4 Incurrence of Debt; Payment and Modifications of Debt.

7.4.1 The Company shall not, and shall not permit its Subsidiaries to sell, incur, create, assume, or permit to exist any Funded Debt except (i) the Obligations, (ii) Funded Debt as in existence on the date hereof and described on Schedule 4.7, (iii) any Qualified Financing and (iv) any Equity Financing entered into with a Purchaser, an Affiliate thereof or their designees.

7.4.2 The Company shall not make any payments on any existing Funded Debt or any Qualified Financing except regularly scheduled interest (and, with respect to Facility #2(b), scheduled amortization) payments.

7.5 Affiliate Transactions. The Company shall not, directly or indirectly, enter into or permit to exist any transaction with any Affiliate on terms that are less favorable to the Company than those that would be obtainable at the time from any Person who is not an Affiliate.

7.6 Company Distributions. The Company shall not make any Distributions.

7.7 Modification to Certain Documents. The Company shall not amend or otherwise modify, or waive any rights under any provisions of the Constituent Documents of the Company or any of its Subsidiaries in any way which would reasonably be expected to materially adversely affect the interests of the Purchasers. The Company shall not amend or modify any existing Funded Debt owed to an Affiliate or other related party in a manner that is favorable to such Affiliate or related party.

7.8 Equity Issuance. The Company shall not enter into an Equity Issuance unless the Company has entered into an Equity Financing with a Purchaser, an Affiliate thereof or their designees.

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8. Redemption.

8.1 Scheduled Payments. On the Maturity Date, the Company shall pay the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon.

8.2 Optional Redemption. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of the Notes, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Note held by each holder.

8.3 Mandatory Redemption.

8.3.1 The Company shall mandatorily prepay the Notes in an amount equal to 50% of the gross cash proceeds of any Qualified Financing or Equity Issuance received by the Company, immediately upon receipt of any cash proceeds from such Qualified Financing or Equity Issuance, as applicable.

8.3.2 The Company shall mandatorily prepay the Notes in an amount equal to 20% of the gross cash proceeds received by the Company in any drawdown, advance, sale of securities or other borrowing under any Equity Financing immediately upon receipt of any cash proceeds from such Equity Financing.

8.3.3 In connection with each prepayment of principal pursuant to this Section 8.3, the Company shall also pay all accrued and unpaid interest on the principal amount of the Notes being repaid.

8.3.4 All redemption payments under this Section 8 shall be applied to the Notes on a pro rata basis based on the outstanding principal amounts of the Notes held by each Purchaser at the time of such payment.

9. Transfer of Restricted Securities.

9.1 General Provisions. Restricted Securities are transferable only pursuant to: (i) public offerings registered under the Securities Act; (ii) Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rule or rules then in force) if such rule is available; or (iii) subject to compliance with applicable securities Laws, any other legally available means of transfer.

9.2 Information Requests. Upon the reasonable request of any Purchaser, the Company shall promptly supply to any Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer hereof.

9.3 Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(b)(1), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth below from the certificates for such Restricted Securities.

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10. Events of Default.

10.1 An event of default (“Event of Default”) shall be deemed to have occurred if:

10.1.1 Non-Payment of the Notes. The Company fails to pay (a) any principal when due under the Notes as and when provided thereunder or (b) any interest or other amounts when due under the Notes or under any other Investment Document as and when provided thereunder and such failure shall continue unremedied for three (3) Business Days.

10.1.2 Default and Acceleration of Other Debt. Any default shall occur under the terms applicable to any Funded Debt individually or in an aggregate amount (for all such Funded Debt so affected and including amounts owing to all creditors under any credit arrangement) exceeding $100,000 and such default shall cause such Funded Debt to become due and payable (or require the Company to purchase or redeem such Funded Debt or post cash collateral in respect thereof) prior to its expressed maturity.

10.1.3 Bankruptcy, Insolvency, etc. The Company becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or any of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or for a substantial part of the property of the Company and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Law, or any dissolution or liquidation proceeding, is commenced in respect of the Company, and if such case or proceeding is not commenced by the Company, it is consented to or acquiesced in by the Company, or remains for 60 days undismissed; or the Company takes any action to authorize, or in furtherance of, any of the foregoing.

10.1.4 Non-Compliance with Investment Documents. (a) Failure by the Company to comply with or to perform any affirmative or negative covenant set forth herein or (b) failure by the Company to comply with or to perform any other provision of this Agreement or any other Investment Document (and not constituting an Event of Default under any other provision of this Section for which no other grace period is specified) and continuance of such failure described in this clause (b) for 5 consecutive days.

10.1.5 Representations; Warranties. Any representation or warranty made by the Company herein or any other Investment Document is breached or is false or misleading in any material respect (without duplication of materiality qualifiers) on or as of the date made or deemed made, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to any Purchaser in connection herewith is false or misleading in any material respect (without duplication of materiality qualifiers) on the date as of which the facts therein set forth are stated or certified.

10.1.6 Judgments. Final judgments (unless covered by insurance without a reservation of rights by the applicable insurer) which exceed $100,000 individually or in the aggregate shall be rendered against the Company and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgments.

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10.1.7 Change in Control. A Change in Control shall occur.

10.1.8 Minimum Cash. The Company fails to maintain Minimum Cash.

10.2 Consequences of Events of Default.

10.2.1 Upon the occurrence and during the continuance of an Event of Default, Interest on all outstanding amounts under the Notes shall accrue at the Default Rate.

10.2.2 If an Event of Default of the type described in Section 10.1.3 has occurred and is continuing, then the aggregate outstanding principal amount of all of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders thereof, and the Company shall immediately pay to the holders of such Notes all amounts due and payable with respect thereto.

10.2.3 If an Event of Default (other than under Section 10.1.3) has occurred and is continuing, then the Required Purchasers may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder’s Note and any notes issued in exchange for any Notes. If any holder or holders of the Notes demand immediate payment of all or any portion of the Notes, the Company shall immediately pay to such holder or holders all amounts due and payable with respect thereto.

11. Miscellaneous.

11.1 Expenses. The Company shall, and shall cause each of its Subsidiaries to, pay, and hold the Purchasers and all holders of Notes harmless against liability for the payment of, and reimburse on demand: (i) all reasonable and documented out of pocket costs and expenses incurred by each of them in connection with their due diligence review of the Company, the preparation, negotiation, execution and interpretation of the Investment Documents, the Notes and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including all reasonable and documented out of pocket fees and expenses of legal counsel and accountants), not to exceed US$25,000, which costs and expenses shall be payable at the Closing or, if the Closing does not occur or such costs and expenses are not invoiced prior to the Closing, payable upon demand; (ii) all reasonable and documented out of pocket fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Investment Documents, and the other agreements and instruments contemplated hereby and thereby; and (iii) the reasonable and documented out of pocket fees and expenses incurred with respect to the interpretation and enforcement of the rights granted under the Investment Documents, Notes, and the agreements or instruments contemplated hereby and thereby (including reasonable costs of collection). If the Company fails to pay when due any amounts due the Purchasers or fails to comply with any of its obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith, the Company shall, upon demand by the Purchasers, pay to the Purchasers such further amounts as shall be sufficient to cover the reasonable and documented costs and expenses (including, but not limited to reasonable and documented out of pocket attorneys’ fees) incurred by or on behalf of the Purchasers in collecting all such amounts due or in otherwise enforcing the Purchasers’ rights and remedies hereunder.

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11.2 Remedies. Each holder of Notes shall have all rights and remedies set forth in the Investment Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any Law. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of the Investment Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Investment Documents and to exercise all other rights granted by Law.

11.3 Purchaser’s Investment Representations. Each Purchaser, severally and not jointly, hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws; provided, that nothing contained herein shall prevent such Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 9 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

11.4 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement and the provisions of the Notes may be amended or waived (including the occurrence and/or continuance of an Event of Default) only if Company has obtained the written consent of the Required Purchasers; provided, that without the written consent of each Purchaser no such amendment shall change: (i) the rate at which or the manner in which interest accrues on the Notes or the time at which such interest becomes payable; (ii) any provision governing the scheduled payments or prepayments of principal on the Notes; (iii) the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver. No other course of dealing between the Company and the holder of any Note or any delay in exercising any rights hereunder or under the Notes or the Constituent Documents of the Company shall operate as waiver of any rights of any such holders.

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11.5 Survival of Agreement. All covenants, representations and warranties contained in the Investment Documents or made in writing by the Company in connection herewith or therewith shall survive the execution and delivery of the Investment Documents and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation made by any Purchaser or on its behalf. In addition, the obligations of the Company pursuant to Sections 11.1, 11.15 and 11.16 shall survive the repayment of all amounts payable pursuant to this Agreement and the Notes.

11.6 No Setoffs, etc. All payments hereunder and under the Notes shall be made by the Company without setoff, offset, deduction or counterclaim, free and clear of all Taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any Governmental Authority. If the Company shall be required by any Law to deduct, setoff or withhold any amount from or in respect of any payment to any Purchaser hereunder or under the Notes, then the amount so payable to such Purchaser shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, such Purchaser shall receive an amount equal to the sum they would have received had no such deductions, setoffs or withholding been made.

11.7 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; provided, that the Company shall not be permitted to assign or delegate its rights or obligations under this Agreement or the Notes. Each Purchaser may at any time sell or assign to any Person all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes in accordance with the terms hereof. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser’s benefit as a purchaser or holder of Notes are also for the benefit of, and enforceable by, any subsequent holder of the same. Except as otherwise expressly provided herein, nothing expressed in or implied from any Investment Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document.

11.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and shall be reformed and enforced to the maximum extent permitted under applicable Law.

11.9 Counterparts; Electronic Signatures. This Agreement and the other Investment Documents may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the Investment Documents, and the transactions contemplated hereby or thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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11.10 Descriptive Headings. The descriptive headings of this Agreement and the Notes are inserted for convenience only and do not constitute a substantive part of this Agreement.

11.11 Governing Law. The construction, validity, enforcement and interpretation of this Agreement and the schedules hereto and the exhibits hereto shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions.

11.12 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent via email to the address set forth below with a copy mailed to the recipient as set forth above. Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

To the Company:

[***]

with a copy to (which shall not constitute notice):

[***]

To the Purchasers:

[***]

[***]

with a copy to (which shall not constitute notice):

[***]

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11.13 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant or that the first Event of Default shall have occurred.

11.14 Complete Agreement. This Agreement, the Notes and the other documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.15 Indemnification. The Company shall defend, protect and indemnify the Purchasers and each other holder of Notes and all of their officers, managers, directors, stockholders, members, partners, limited partners, Affiliates, employees, agents, representatives, successors and assigns (collectively, the “Indemnitees”), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such part, on demand as and when incurred, any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable and documented out of pocket attorneys’ fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to any Investment Document and the transactions contemplated thereby, except to the extent any such Indemnified Liabilities are caused by the particular Indemnitee’s gross negligence or willful misconduct to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction.

11.16 Payment Set Aside. To the extent that any payment or payments are made to any Purchaser hereunder or under the Notes or such Purchaser enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such payor, a trustee, receiver or any other Person under any Law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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11.17 Jurisdiction and Venue; Process Agent.

11.17.1 Jurisdiction and Venue. Each of the parties: (i) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, County of New York, State of New York in any legal suit, action or proceeding arising out of or relating to this Agreement, the Notes; and (ii) agrees that all claims in respect of the action or proceeding may be heard or determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.12, except with respect to the Company, for which notice will be given to the Process Agent. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law.

11.17.2 Process Agent. The Company hereby designates, appoints, and empowers Cogency Global Inc. (the “Process Agent”) with offices as of the date of this Agreement at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its authorized agent to receive for and on its behalf service of summons or other legal process in any such action, suit or proceeding in the State of New York. Such service may be made personally or by mailing or delivering a copy of such process to the Company, in care of the Process Agent at the Process Agent’s above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Service upon the Process Agent shall be deemed to be personal service on the Company and shall be legal and binding upon the Company for all purposes notwithstanding any failure to mail copies of such legal process to the Company or any failure on the part of the Company to receive the same, and shall be deemed completed upon the delivery thereof to the Process Agent whether or not the Process Agent shall give notice thereof to the Company or upon the earliest other date permitted by applicable Law (including the United States Foreign Sovereign Immunities Act).

11.18 Waiver of Right to Jury Trial. THE COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF EACH OF ITS SUBSIDIARIES, AND EACH HOLDER OF NOTES HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. THE COMPANY, ON ITS OWN BEHALF AND ON BEHALF OF EACH OF ITS SUBSIDIARIES, AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE PURCHASERS WOULD NOT PURCHASE THE NOTES HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

11.19 Several Liability of Purchasers. The liabilities and obligations of the Purchasers under the Investment Documents, including, but not limited to, the Purchasers’ obligation to purchase the Notes hereunder are several obligations of the Purchasers. No Purchaser shall have any obligation or liability arising under any Investment Document or otherwise as a result of any other Purchaser’s breach or default hereunder or thereunder.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:	KNOREX LTD.

	By:	/s/ Khar Heng Choo
	Name:	Khar Heng Choo
	Title:	CEO

PURCHASER:	TQ MASTER FUND LP

	By:	TQ Fund GP LLC
	Its:	General Partner

	By:	/s/ Tanvir Kirpalani
	Name:	Tanvir Kirpalani
	Title:	Authorized Signatory

PURCHASER:	NORTH COMMERCE PARKWAY CAPITAL LP

	By:	NCPC GP LLC
	Its:	General Partner

	By:	/s/ Jordan Abisch
	Name:	Jordan Abisch
	Title:	Managing Partner

SCHEDULE 2.1

PURCHASERS

SCHEDULE 4.7

DEBT

EXHIBIT A

Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

SENIOR NOTE

____________, 20__	$______________

KNOREX Ltd., a [●] (the “Company”), hereby promise to pay to _______________, a __________________, and its assigns (the “Purchaser”), the principal amount of $__________________, together with interest thereon calculated in accordance with the provisions of this Senior Note (this “Note”).

This Note was issued pursuant to that certain Note Purchase Agreement, dated as of March 31, 2026 (as amended, modified, restated or amended and restated from time to time, the “Purchase Agreement”), among the Company and the Purchasers parties thereto, and this Note is one of the “Notes” referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement. This Note is an unsecured senior obligation of the Company, ranking senior in right of payment to all subordinated indebtedness of the Company and pari passu with all other Notes issued under the Purchase Agreement.

1.	Interest. Interest shall accrue on the outstanding principal amount of this Note at the Interest Rate, computed on the basis of a 360-day year of twelve 30-day months, and shall be paid in full on the Maturity Date or as otherwise set forth in the Purchase Agreement. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at the Default Rate.

2.	Optional Redemption. The Company may redeem this Note in whole or in part at any time in accordance with Section 8.2 of the Purchase Agreement.

3.	Mandatory Redemption. The Company shall redeem this Note in whole or in part from time to time in accordance with Section 8.3 of the Purchase Agreement.

4.	Payments. The Company will pay all sums becoming due under this Note on the date such payment is due not later than noon (New York local time) at the address specified for the holder of the Note on Annex I or by wire transfer in U.S. Dollars of immediately available funds to an account designated by the holder in writing to the Company, or at such other address or in such other form as the holder may designate from time to time by notice to the Company. Funds received by the holder after that time on such due date will be deemed to have been paid by the Company on the next succeeding Business Day and shall bear interest at the Interest Rate. All payments by the Company will be made without presentment and without notations being made thereon, and free of any defense, set-off or counterclaim.

5.	Amendment and Waiver. This Note may be amended only in accordance with Section 11.4 of the Note Purchase Agreement.

6.	Usury Laws. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury Laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury Laws as now or hereafter construed by the courts having jurisdiction over such matters. Any interest in excess of the maximum amount permitted by Law shall be credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company.

7.	Governing Law. The construction, validity, enforcement and interpretation of this Note shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions.

8.	Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the holder of this Note shall be deemed satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of this Note, the Company shall (at its expense) execute and deliver, in lieu thereof, a new Note of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Note on the date first written above.

KNOREX LTD.

By:
Name:
Title:

Annex I